Exhibit 99.1

Form 3 Joint Filer Information

Name:	Jayhawk Private Equity Co-Invest Fund, L.P.
Address:	5410 West 61st Place, Suite 100
Mission, KS 66205
Designated Filer:	Kent C. McCarthy
Issuer & Ticker Symbol:	Equicap, Inc. [EQPI]
Date of Event Requiring Statement:	12/2/2008
Signature:	By: Jayhawk Private Equity GP, L.P., its general partner

By:	/s/ Kent McCarthy
Name: Kent McCarthy
Title: Managing Member of Jayhawk Capital Management, LLC, the General Partner of Jayhawk Private Equity GP, L.P.

Name:	Jayhawk Private Equity Fund, L.P.
Address:	5410 West 61st Place, Suite 100
Mission, KS 66205
Designated Filer:	Kent C. McCarthy
Issuer & Ticker Symbol:	Equicap, Inc. [EQPI]
Date of Event Requiring Statement:	12/2/2008
Signature:	By: Jayhawk Private Equity GP, L.P., its general partner

By:	/s/ Kent McCarthy
Name: Kent McCarthy
Title: Managing Member of Jayhawk Capital Management, LLC, the General Partner of Jayhawk Private Equity GP, L.P.

Name:	Jayhawk Private Equity GP, L.P.
Address:	5410 West 61st Place, Suite 100
Mission, KS 66205
Designated Filer:	Kent C. McCarthy
Issuer & Ticker Symbol:	Equicap, Inc. [EQPI]
Date of Event Requiring Statement:	12/2/2008
Signature:	By: Jayhawk Capital Management, L.L.C., its general partner

By:	/s/ Kent McCarthy
Name: Kent McCarthy
Title: Managing Member

Name:	Jayhawk Capital Management, LLC
Address:	5410 West 61st Place, Suite 100
Mission, KS 66205
Designated Filer:	Kent C. McCarthy
Issuer & Ticker Symbol:	Equicap, Inc. [EQPI]
Date of Event Requiring Statement:	12/2/2008
Signature:

By:	/s/ Kent McCarthy
Name: Kent McCarthy
Title: Managing Member